PROXY

                                   FEI COMPANY
                          Annual Meeting, June 10, 1999

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Vahe' A. Sarkissian, Lynwood W. Swanson and Milton E. Bernhard, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of FEI Company (the "Company") on June 10, 1999 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Approval of the issuance of the Company's common stock to stockholders of Micrion Corporation under the terms of a merger agreement among the Company, Micrion and MC Acquisition Corporation, a wholly owned subsidiary of the Company.

                FOR [  ]           AGAINST [  ]          ABSTAIN [  ]

2. Approval of the issuance of the Company's common stock to Philips Business Electronics International B.V. under the terms of a stock purchase agreement between the Company and Philips Business Electronics.

                FOR [  ]           AGAINST [  ]          ABSTAIN [  ]

3. Amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 45,000,000.

                FOR [  ]           AGAINST [  ]          ABSTAIN [  ]

4. Amendment of the Company's 1995 Stock Incentive Plan to (i) increase the total number of shares reserved for issuance under the plan from 1,600,000 to 2,000,000 shares, and (ii) to increase the total number of shares subject to options or stock appreciation rights that may be granted under the plan on a per-employee basis to 100,000 for grants made in 1998.

                FOR [  ]           AGAINST [  ]          ABSTAIN [  ]

5. Amendment of the Company's Employee Share Purchase Plan to increase the total number of shares reserved for issuance under the plan from 250,000 to 350,000 shares.

                FOR [  ]           AGAINST [  ]          ABSTAIN [  ]

6.    Election of Directors:   [  ] FOR all nominees     [  ] WITHHOLD AUTHORITY
                                    except as marked          to vote for all
                                    to the contrary           nominees listed
                                    below.                    below.

        (Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

    Michael J. Attardo, Alfred B. Bok, William E. Curran, William W. Lattin,
        Vahe' A. Sarkissian, Theo J.H.J. Sonnemans, Lynwood W. Swanson,
                  Karel D. van der Mast, Donald R. VanLuvanee

7. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted for each of the shareholder proposals. The proxies may vote in their discretion as to other matters that may come before this meeting.

                                       Shares:

                                       Date: _____________________________, 1999

P
R                                      _________________________________________
0                                      Signature or Signatures
X
Y                                      Please date and sign as name is imprinted
                                       hereon, including designation as
                                       executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

                                       The Annual Meeting of Shareholders of FEI
                                       Company will be held on June 10, 1999 at 9:00 a.m., Pacific Time, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.